Exhibit 23.3

Consent of Independent Accounting Firm

Cornerstone OnDemand, Inc.

Santa Monica, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 21, 2018, except as to Note 2: Summary of Significant Accounting Policies-Accounting Policy Changes and Reclassifications, relating to the consolidated financial statements, of Vector Talent Holdings, L.P. appearing in Cornerstone OnDemand’s Form 8-K/A file dated July 1, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

San Francisco, CA

July 2, 2020